Exhibit 99.1

EARNINGS RELEASE

By:	Expeditors International of Washington, Inc.
1015 Third Avenue, Suite 1200
Seattle, Washington 98104

	CONTACT:	R. Jordan Gates
Chief Financial Officer
		(206) 674-3427	FOR IMMEDIATE RELEASE

EXPEDITORS ANNOUNCES NET EARNINGS INCREASE OF 19%

SEATTLE, WASHINGTON – August 2, 2005, Expeditors International of Washington, Inc. (NASDAQ:EXPD) today announced net earnings of $44,644,000 for the second quarter of 2005, compared with $37,612,000 for the same quarter of 2004, an increase of 19%.  Net revenues for the second quarter of 2005 increased 13% to $250,660,000 as compared with $222,223,000 reported for the second quarter of 2004.  Total revenues and operating income were $927,999,000 and $68,305,000 in 2005 compared with $798,666,000 and $58,246,000 for the same quarter of 2004, increases of 16% and 17%, respectively.  Diluted net earnings per share for the second quarter were $.40 as compared with $.34 for the same quarter in 2004, an increase of 18%.  The company also reported that same store net revenues and operating income increased 12% and 17%, respectively, for the second quarter of 2005 when compared with 2004.

For the six months ended June 30, 2005, net earnings rose to $82,388,000 from $69,456,000 in 2004, an increase of 19%. Net revenues for the six months increased to $481,343,000 from $424,719,000 for 2004, up 13%. Total revenues and operating income for the six months were $1,753,163,000 and $125,862,000 in 2005 compared with $1,485,516,000 and $107,054,000 for the same period in 2004, increases of 18%, respectively.  Diluted net earnings per share for the first two quarters of 2005 were $.74 as compared with $.63 for the same period of 2004, an increase of 17%. Same store net revenues and operating income increased 13% and 17%, respectively, for the six months ended June 30, 2005 when compared with same period of 2004.

“These are solid results, particularly in light of the fact that this increase comes off of a very strong historical base.  This quarter was interesting because it started slowly and yet business accelerated throughout the quarter to the point where June 2005 was a record month.  In fact, operating income was nearly 20% higher than our previous best.  This strong finish appears to have been driven by customers in the retail area rushing imports of several commodities from the People’s Republic of China for which safeguards would be closing imminently,” commented Peter J. Rose, Chairman and Chief Executive Officer.

“It is noteworthy that despite the challenges that occurred with the surge in business late in the quarter, our customer-service and supplier management programs appear to have paid off in the right way.  Once again, our employees have demonstrated the ability to keep freight rolling and our customer’s supply chains untangled.  It is their hard work and dedication that provides the best customer service in the industry. Without their efforts and commitment to constantly push the limits of excellence, Expeditors would not enjoy the kind of organic growth and financial success that has created and sustained shareholder value for the last quarter of a century,” Rose concluded.

Expeditors is a global logistics company headquartered in Seattle, Washington. The company employs trained professionals in 160 full-service offices, 54 satellite locations and 7 international service centers located on six continents linked into a seamless worldwide network through an integrated information management system.  Services include air and ocean freight forwarding, vendor consolidation, customs clearance, marine insurance, distribution and other value added international logistics services.

Expeditors International of Washington, Inc.

Financial Highlights

Three months and Six months ended

June 30, 2005 and 2004

Unaudited

(in 000’s of US dollars except share data)

	Three months ended			Six months ended
	June 30,		%	June 30,		%
	2005	2004	Increase	2005	2004	Increase
Revenues	$927,999	$798,666	16%	$1,753,163	$1,485,516	18%
Net revenues	$250,660	$222,223	13%	$481,343	$424,719	13%
Operating income	$68,305	$58,246	17%	$125,862	$107,054	18%
Net earnings	$44,644	$37,612	19%	$82,388	$69,456	19%
Diluted earnings per share	$.40	$.34	18%	$.74	$.63	17%
Basic earnings per share	$.42	$.36	17%	$.77	$.66	17%
Diluted weighted average shares outstanding	111,417,781	110,656,193		111,776,854	110,188,368
Basic weighted average shares outstanding	106,776,046	105,597,413		106,752,363	105,364,264

Offices Opened during the 2nd Quarter of 2005

ASIA	EUROPE

Macau, PRC	Turin, Italy	+

+Satellite office.

Investors may submit written questions via e-mail to:  investor@expeditors.com

Or by fax to:  (206) 674-3459

Questions received by the end of business on August 4, 2005 will be considered in management’s 8-K “Responses to Selected Questions” expected to be filed on our about August 10, 2005.

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.

AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(In thousands, except share data)

(Unaudited)

	June 30,	December 31,
	2005	2004
Assets

Current assets:
Cash and cash equivalents	$438,873	$408,983
Short-term investments	119	109
Accounts receivable, net	615,637	614,044
Other current assets	24,431	22,724
Total current assets	1,079,060	1,045,860

Property and equipment, net	306,177	287,379
Goodwill, net	7,774	7,774
Other intangibles, net	9,825	10,839
Other assets	14,413	12,201

	$1,417,249	$1,364,053
Liabilities and Shareholders’ Equity

Current liabilities:
Short-term debt	—	2,250
Accounts payable	422,939	410,251
Accrued expenses, primarily salaries and related costs	100,540	84,778
Deferred Federal and state income taxes	6,866	6,369
Federal, state and foreign income taxes	19,227	20,668
Total current liabilities	$549,572	$524,316

Deferred Federal and state income taxes	$26,062	$24,861

Minority interest	$9,522	$7,472

Shareholders’ equity:
Preferred stock, par value $.01 per share.
Authorized 2,000,000 shares; none issued	—	—
Common stock, par value $.01 per share. Authorized 320,000,000 shares; issued and outstanding 106,545,961 shares at June 30, 2005 and 106,643,953 shares at December 31, 2004	1,065	1,066
Additional paid-in capital	14,697	44,678
Retained earnings	816,307	749,974
Accumulated other comprehensive income	24	11,686
Total shareholders’ equity	832,093	807,404

	$1,417,249	$1,364,053

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.

AND SUBSIDIARIES

Condensed Consolidated Statements of Earnings

(In thousands, except share data)

(Unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2005	2004	2005	2004
Revenues:
Airfreight	$421,213	$368,618	$794,098	$693,477
Ocean freight and ocean services	336,934	290,109	634,078	523,155
Customs brokerage and other services	169,852	139,939	324,987	268,884

Total revenues	927,999	798,666	1,753,163	1,485,516

Operating expenses:
Airfreight consolidation	330,269	281,729	614,707	528,381
Ocean freight consolidation	277,259	239,313	521,229	426,132
Customs brokerage and other services	69,811	55,401	135,884	106,284
Salaries and related costs	134,841	117,931	259,395	228,972
Rent and occupancy costs	13,457	12,615	27,205	25,366
Depreciation and amortization	7,603	6,493	14,942	12,752
Selling and promotion	7,120	7,109	14,666	13,619
Other	19,334	19,829	39,273	36,956
Total operating expenses	859,694	740,420	1,627,301	1,378,462

Operating income	68,305	58,246	125,862	107,054

Interest expense	(219)	(23)	(248)	(28)
Interest income	2,725	1,258	4,872	2,264
Other, net	874	644	2,070	1,801

Other income, net	3,380	1,879	6,694	4,037

Earnings before income taxes and minority interest	71,685	60,125	132,556	111,091

Income tax expense	25,712	21,372	47,786	39,532

Net earnings before minority interest	45,973	38,753	84,770	71,559

Minority interest	(1,329)	(1,141)	(2,382)	(2,103)

Net earnings	$44,644	$37,612	$82,388	$69,456

Diluted earnings per share	$0.40	$0.34	$0.74	$0.63

Basic earnings per share	$0.42	$0.36	$0.77	$0.66

Weighted average diluted shares outstanding	111,417,781	110,656,193	111,776,854	110,188,368

Weighted average basic shares outstanding	106,776,046	105,597,413	106,752,363	105,364,264

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.

AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2005	2004	2005	2004
Operating Activities:
Net earnings	$44,644	$37,612	$82,388	$69,456
Adjustments to reconcile net earnings to net cash provided by operating activities:
Provision for losses on accounts receivable	(394)	(438)	(358)	244
Deferred income tax expense	3,728	5,033	7,987	9,880
Tax benefits from employee stock plans	6,019	8,118	8,955	10,040
Depreciation and amortization	7,603	6,493	14,942	12,752
Gain on sale of property and equipment	(26)	(61)	(45)	(48)
Impairment write down of other assets	—	2,000	—	2,000
Other	1,220	819	293	1,548
Changes in operating assets and liabilities:
Increase in accounts receivable	(45,318)	(62,034)	(1,648)	(74,612)
Increase in other current assets	(4,539)	(9,288)	(1,746)	(8,565)
Increase in minority interest	833	857	1,670	1,819
Increase in accounts payable and other current liabilities	33,183	44,077	30,225	84,649

Net cash provided by operating activities	46,953	33,188	142,663	109,163

Investing Activities:
Decrease (increase) in short-term investments	631	(30)	(12)	1
Purchase of property and equipment	(14,175)	(11,655)	(43,192)	(20,293)
Proceeds from sale of property and equipment	107	235	249	287
Other	(673)	909	(1,339)	228

Net cash used in investing activities	(14,110)	(10,541)	(44,294)	(19,777)

Financing Activities:
Borrowings (repayments) of short-term debt, net	43	2	(2,130)	(213)
Proceeds from issuance of common stock	8,700	10,064	11,075	11,491
Repurchases of common stock	(35,486)	(10,247)	(50,013)	(11,784)
Dividends Paid	(16,055)	(11,642)	(16,055)	(11,642)

Net cash used in financing activities	(42,798)	(11,823)	(57,123)	(12,148)

Effect of exchange rate changes on cash	(8,562)	(2,691)	(11,356)	(611)

Increase (decrease) in cash and cash equivalents	(18,517)	8,133	29,890	76,627

Cash and cash equivalents at beginning of period	457,390	364,326	408,983	295,832

Cash and cash equivalents at end of period	438,873	372,459	438,873	372,459

Interest and taxes paid:
Interest	214	22	234	32
Income tax	18,444	18,282	28,560	26,747

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC. AND SUBSIDIARIES

Business Segment Information

(In thousands)

(Unaudited)

	United	Other	Far		Australia/	Latin	Middle	Elimi-	Consoli-
	States	N. America	East	Europe	New Zealand	America	East	nations	dated
Three months ended June 30, 2005

Revenues from unaffiliated customers	$182,105	23,405	519,774	133,903	11,745	15,561	41,506		927,999
Transfers between geographic areas	$19,232	1,178	3,126	5,583	1,425	1,879	1,926	(34,349)	—
Total revenues	$201,337	24,583	522,900	139,486	13,170	17,440	43,432	(34,349)	927,999

Net revenues	$101,950	12,839	66,894	44,724	7,054	6,885	10,314		250,660
Operating income	$22,748	3,055	30,193	7,391	1,632	1,488	1,798		68,305
Identifiable assets at quarter end	$666,572	47,503	317,473	289,708	23,903	23,256	43,215	5,619	1,417,249
Capital expenditures	$10,465	207	1,074	1,309	469	361	290		14,175
Depreciation and amortization	$3,713	362	1,216	1,499	172	286	355		7,603
Equity	$898,526	20,124	246,388	85,900	15,148	8,731	20,888	(463,612)	832,093

Three months ended June 30, 2004

Revenues from unaffiliated customers	$152,226	18,954	453,309	118,685	10,673	12,365	32,454		798,666
Transfers between geographic areas	$16,781	942	2,834	4,313	1,325	1,519	1,505	(29,219)	—
Total revenues	$169,007	19,896	456,143	122,998	11,998	13,884	33,959	(29,219)	798,666

Net revenues	$88,846	10,411	63,841	39,334	5,984	5,013	8,794		222,223
Operating income	$14,913	2,311	30,357	7,032	1,389	595	1,649		58,246
Identifiable assets at quarter end	$613,064	39,078	218,148	256,567	19,507	19,532	32,791	7,895	1,206,582
Capital expenditures	$4,372	546	2,657	2,165	466	559	890		11,655
Depreciation and amortization	$3,363	285	946	1,234	152	160	353		6,493
Equity	$757,654	14,545	161,949	70,674	12,949	4,065	14,660	(323,849)	712,647

Six months ended June 30, 2005

Revenues from unaffiliated customers	$350,776	43,614	961,787	260,743	23,485	28,665	84,093		1,753,163
Transfers between geographic areas	$35,626	2,347	5,848	10,998	2,647	3,438	3,783	(64,687)	—
Total revenues	$386,402	45,961	967,635	271,741	26,132	32,103	87,876	(64,687)	1,753,163

Net revenues	$196,019	24,195	127,551	86,894	13,769	12,543	20,372		481,343
Operating income	$41,036	5,291	57,828	12,778	3,290	2,441	3,198		125,862
Identifiable assets at quarter end	$666,572	47,503	317,473	289,708	23,903	23,256	43,215	5,619	1,417,249
Capital expenditures	$36,437	512	2,150	2,519	537	552	485		43,192
Depreciation and amortization	$7,222	729	2,386	3,012	326	547	720		14,942
Equity	$898,526	20,124	246,388	85,900	15,148	8,731	20,888	(463,612)	832,093

Six months ended June 30, 2004

Revenues from unaffiliated customers	$288,783	36,087	820,967	230,915	20,489	23,943	64,332		1,485,516
Transfers between geographic areas	$31,277	1,747	5,190	8,321	2,434	3,099	2,842	(54,910)	—
Total revenues	$320,060	37,834	826,157	239,236	22,923	27,042	67,174	(54,910)	1,485,516

Net revenues	$169,709	19,966	119,550	77,043	11,639	9,897	16,915		424,719
Operating income	$28,106	4,303	55,019	12,599	2,624	1,268	3,135		107,054
Identifiable assets at quarter end	$613,064	39,078	218,148	256,567	19,507	19,532	32,791	7,895	1,206,582
Capital expenditures	$7,497	1,052	4,641	4,321	576	725	1,481		20,293
Depreciation and amortization	$6,672	569	1,793	2,447	301	335	635		12,752
Equity	$757,654	14,545	161,949	70,674	12,949	4,065	14,660	(323,849)	712,647